EXHIBIT 4

                           JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each of the persons named below agreed to the joint filing on behalf of each of them of a Statement on
Schedule 13D (including amendments thereto) with respect to the common stock, par value $.10 per share, of Pinnacle Entertainment, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Rule 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. Neither the filing of this Schedule 13D nor anything contained herein shall be construed as an admission that any of the persons named below constitute a "person" or "group" for any purpose other than Section 13(d) of the Exchange Act. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date:  April 27, 2000

                                      HARVEYS CASINO RESORTS

                                      By:   /s/ Thomas J. Barrack, Jr.
                                            ----------------------------------
                                            Thomas J. Barrack, Jr.
                                            Chairman of the Board of Directors
                                              and Assistant Secretary


                                      COLONY HCR VOTECO, LLC

                                      By:  /s/ Kelvin L. Davis
                                           -----------------------------------
                                           Kelvin L. Davis
                                           Manager


                                      /s/ Kelvin L. Davis
                                      ----------------------------------------
                                      KELVIN L. DAVIS


                                      /s/ Thomas J. Barrack, Jr.
                                      ----------------------------------------
                                      THOMAS J. BARRACK, JR.